CERTIFICATE OF INCORPORATION

                             OF

                        OWENS CORNING

We, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST. The name of this corporation is

                        Owens Corning

SECOND. Its principal office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, State
of Delaware.   The  name  and  address  of its resident agent is The
Corporation Trust Company, 1209 Orange Street,  Wilmington, Delaware.

THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on by the corporation are as follows:

    A. To manufacture, fabricate, buy, sell and deal in all kinds, forms and combinations of fibres composed of glass, minerals or any other substance and in the products thereof or in which such fibres form a part; and machinery, tools, implements, materials and supplies for the manufacture thereof; and to acquire, construct, equip, operate, maintain and dispose of factories, laboratories and all other things necessary or convenient for manufacturing and dealing in such fibres and substances and products thereof, and such machinery, tools, implements, materials and supplies;

    B. To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, and to invest, trade, deal in and deal with goods, wares and merchandise, and real and personal property of every class and description;

    C. To apply for, purchase or otherwise acquire patents, licenses, inventions, improvements, processes, copyrights, trade systems, trademarks and trade names and any secret or other information and any right, option, or contract in relation thereto, and to fulfill the terms and conditions thereof, and to maintain, lease, license, sell, transfer or otherwise dispose of and turn to account and deal in the same;

    D. To enter into any agreement for the sharing of profits, union of interest, cooperation or joint adventure, or otherwise, with any person, partnership, trustee, joint stock association, or corporation, or any business or transaction capable of being conducted so as, directly or indirectly, to benefit this corporation;

    E. To establish, support, maintain and operate or aid in the establishment, support, maintenance and operation of associations, institutions, funds, trusts and conveniences calculated to benefit employees or the ex employees of the corporation or the dependents or connections of such persons; and to grant pensions and allowances, and to make payments for insurance, and to subscribe or guarantee money for any charitable or benevolent objects, or for any exhibition, or for any public, general or useful objects;

    F. To promote and organize any corporation or corporations for the purpose of acquiring or owning any of the properties, rights and liabilities of this corporation, or for any other purpose which may seem directly or indirectly calculated to benefit this corporation;

    G.  To acquire  the  goodwill,  rights,  and properties and
    the  whole  or   any  part  of  the  assets,  tangible   or
    intangible, and to undertake or in any way assume the liabilities of any person, firm, association or corporation, or to purchase the shares of or any other interest in any firm, association or corporation; to pay for said goodwill, rights, properties, assets, shares or other interest in
    cash,  the  shares  of  this   company,   bonds   or  other
    obligations of this corporation, or any other consideration, or by undertaking the whole or any part of the liabilities of the transferors; to hold or in any manner dispose of the whole or any part of such property so purchased; to conduct the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the conduct and management of such business;

    H. To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of
    indebtedness  created   by   any   other   corporation   or
    corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership;

    I.  To enter into, make and perform contracts of every kind
    and   description with  any  person,   firm,   association,
    corporation, municipality, county, state, body politic or government or colony or dependency thereof;

    J. To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds,
    debentures  and   other   negotiable   or   non   negotiable
    instruments and evidences of indebtedness and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

    K. To purchase, hold, sell and transfer the shares of its own capital stock provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

    L. To have one or more offices and to conduct any or all of its operations or business and to promote its objects within and without the State of Delaware without restriction as to place or amount;

    M.  To  have  and  to  exercise  any  and  all  powers   and
    privileges now or hereafter conferred by the laws of Delaware and all extensions thereof by amendments thereto hereafter made;

    N. To do all or any of the above things in any part of the world as principal, agent, contractor or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others, and to do all such other things as are necessary, convenient or expedient to the above purposes.

And it is hereby expressly provided that the enumeration herein of specific purposes or powers shall not be held to limit or restrict in any manner the general powers of the corporation; and it is further provided that any and all of the foregoing objects, powers or purposes may at any time and from time to time be changed, altered or amended in the manner provided by law for the amendment of certificates of incorporation, and none of the above clauses or the purposes therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the purposes mentioned in the first or any other clause of this article, but the company shall have full power to exercise all or any of the powers conferred by any part of this article in any part of the world.

FOURTH. The total number of shares of stock which the Corporation is authorized to issue is 108,000,000 shares of which:

(a) 8,000,000 shares shall be Preferred Stock, issuable in series, of no par value per share, and

(b) 100,000,000 shares shall be Common Stock of par value of $.10 per share.

The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

  A.  Preferred Stock

  The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

      (i) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Certificate of Incorporation, as amended, voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class;

      (ii) The rate per annum and the times at and conditions upon which the holders of shares of such series shall be entitled to receive dividends, the conditions and the dates upon which such dividends shall be payable and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the terms upon which such dividends shall be cumulative;

      (iii) Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such series in the event of such redemption, repurchase  or  retirement,  the  terms  and  conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or noncumulative;

      (iv) The rights to which the holders of the shares of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

      (v) The terms, if any, upon which the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

      (vi) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of this Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

B.   Common Stock

      (i) Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

      (ii) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock at the time outstanding of the full amounts to which they shall be entitled shall be distributed among the holders of the Common Stock according to their respective shares.

      (iii) The shares of Common Stock shall entitle the holders of record thereof to one vote for each share upon all matters upon which stockholders have the right to vote, subject only to any exclusive voting rights which may vest in holders of the Preferred Stock under the provisions of any series of the Preferred Stock established by the Board of Directors pursuant to the authority provided in this Article Fourth.

FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH. The name and place of residence of each of the incorporators are as follows:
           Names              Residence
L.E. Gray............... Wilmington, Delaware
L.H. Herman..............Wilmington, Delaware
Walter Lenz..............Wilmington, Delaware

SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH.   In furtherance  and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

   A.  To authorize and cause to be executed mortgages and liens, without  limit  as  to  amount,  upon  the  real and personal
   property   of   the   corporation,  including  after-acquired
   property;

   B. From time to time without the assent or vote of the stockholders, to fix the times for the declaration and payment of dividends; to fix and vary the amount to be reserved as working capital; to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any reserve so created; to fix and determine, subject to the limitations imposed by law, what portion of the consideration received upon any issue of stock shall constitute capital and what portion, if any, paid-in surplus; to cause dividends to be paid from such paid-in surplus or from any surplus due to appreciation in value of any property of the corporation in the same manner as though the same were net profits or earned surplus; to determine whether dividends shall be declared and paid in cash or capital stock of the corporation or in other property; to determine the use and disposition of any surplus or net profits of the corporation and to use and apply any such surplus or net profits for the purchase or acquisition of bonds or other obligations or shares of stock of the corporation to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, and shares of stock of the corporation so purchased or acquired may be resold unless such shares have been canceled and retired for the purpose of decreasing the stock of the corporation as provided by law;

   C. Without the assent or vote of the stockholders, from time to time, to authorize and put into operation a plan or plans whereby the officers and employees of the corporation, or any of them, shall participate in the earnings and profits of the corporation; and pursuant to any plan so adopted, the Board of Directors shall have power to authorize the payment of extra compensation to any officer or employee and in the discretion of the Board of Directors such payment may be made in cash or in full-paid shares of the capital stock of the corporation or otherwise.

   D. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

NINTH. The fact that the stockholders or directors or officers of the corporation are, in whole or in part, the same as those of any other corporation shall not in any way affect the validity and enforceability of any agreement or transaction between the two corporations.

TENTH. The stockholders and directors shall have the power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statutes) outside of the State of Delaware at such places as may from time to time be designated by the By-Laws or by resolution of the Board of Directors.

ELEVENTH.

   (a) Elections for directors shall not be by ballot unless demand is made for election by ballot by a stockholder entitled to vote for the election of directors.

   (b) The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than nine nor more than fourteen persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors; and such exact number shall be eleven unless otherwise determined by resolution so adopted by a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term "entire Board of Directors" means the total authorized number of directors which the Corporation would have if there were no vacancies.

   At the 1984 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1985 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1986 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1987 Annual Meeting of Stockholders. Commencing with the 1985 Annual Meeting of Stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

   (c) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, newly-created directorships resulting from an increase in the authorized number of directors in any class of directors or vacancies in any such class resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, if occurring prior to the expiration of the term of office of such class, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director of any class so elected shall hold office for a term that shall coincide with the remaining term of that class. His successor shall be elected by the stockholders at the same time and for the same term as the other directors of that class.

   (d) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this Article Eleventh unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

   (e) Notwithstanding any other provision of this Certificate of Incorporation and subject to the other provisions of this Article Eleventh, the Board of Directors shall determine the rights, powers, duties, rules and procedures that shall affect the directors' power to manage and direct the business and affairs of the Corporation. Without limiting the foregoing, the Board of Directors shall designate and empower committees of the Board of Directors, shall elect and empower the officers of the Corporation, may appoint and empower other officers and agents of the Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action.

TWELFTH. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

THIRTEENTH.

  A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the corporation, and except as otherwise expressly provided in Section B of this Article THIRTEENTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, an Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of such Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

  B. The provisions of Section A of this Article THIRTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of the corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

    1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved
    category   of  transactions,  by  a  majority  (whether  such
    approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused
    the  Interested   Stockholder   to   become   an   Interested
    Stockholder) of the Continuing Directors (as hereinafter defined).

    2.  All of the following conditions shall have been met:

      a. The aggregate per share amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses
      (i), (ii), (iii) and (iv) below;

        (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock;

        (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock;

        (iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock to (y) the Fair Market Value per share of Common Stock on the day immediately preceding the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to the Common Stock; and

        (iv) the corporation's net income per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Stockholder or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community).

    b. The aggregate amount per share of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

        (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to such class or series of Capital Stock;

        (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to such class or series of Capital Stock;

        (iii) (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x)
        the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to such class or series of Capital Stock to (y) the Fair Market Value per share of such class or series of Capital Stock on the day immediately preceding the first day in such two year period on which the Interested Stockholder acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification affecting or relating to such class or series of Capital Stock; and

        (iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

    c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the
    Interested Stockholder.

    d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular dates therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock;
    (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

    e. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") or, any subsequent provisions replacing the Exchange Act, shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or absence thereof) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the corporation.

    f. Such Interested Stockholder shall not have made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

C.  The following definitions shall apply with respect to this Article
THIRTEENTH:

    1.  The term "Business Combination" shall mean:

            a. any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

            b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment,
            loan,  advance,   guarantee,   agreement   to   purchase,
            agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of
            any   Interested   Stockholder   involving   any  assets,
            securities, obligations or commitments of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which has an aggregate Fair Market Value and/or involves
            aggregate   commitments   of   $2,500,000   or   more  or
            constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the corporation would be required to approve or authorize the Business Combination involving the assets, securities,
            obligations    and/or    commitments   constituting   any
            Substantial Part, provided that any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or management of any aspect of the business or affairs of the corporation,
            shall  be deemed   to   be   a   "Business   Combination"
            irrespective  of  the  value  test  set  forth  above; or

            c.  the  adoption  of  any  plan  or  proposal  for   the
            liquidation or dissolution of the corporation or for any amendment to the corporation's By-Laws; or

            d. any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

            e.  any   agreement,   contract   or   other  arrangement
            providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

        2. The term "Capital Stock" shall mean all capital stock of the corporation authorized to be issued from time to time under Article FOURTH of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the corporation generally.

        3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

        4. The term "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

        5. A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or
        Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital
        Stock  that  may  be  issuable  pursuant  to  any   agreement,
        arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on July 24, 1986 (the term "registrant" in said Rule 12b-2 meaning in this case the corporation).

        7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the corporation.

        8. The term "Continuing Director" means (i) any member of the Board of Directors of the corporation (the "Board of Directors"), while such person is a member of the Board of Directors, who is not an Interested Stockholder or an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and (ii) any person who subsequently becomes a member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Interested Stockholder or an Affiliate or Associate or representative of the Interested Stockholder, if such person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors then in office.

        9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

        10. In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this Article THIRTEENTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

   D. A majority to the Continuing Directors shall have the power and duty to determine for the purposes of this Article THIRTEENTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article THIRTEENTH, including without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $2,500,000 or more, and (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

   E. Nothing contained in this Article THIRTEENTH shall be construed
   to  relieve  any  Interested  Stockholder   from   any   fiduciary
   obligation imposed by law.

   F. The fact that any Business Combination complies with the provisions of Section B of this Article THIRTEENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

   G. For the purposes of this Article THIRTEENTH, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article THIRTEENTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the corporation who with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director, or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

   H. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation), any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article THIRTEENTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder; provided, however, that this Section H shall not apply to, and such sixty-six and two-thirds percent (66 2/3%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article THIRTEENTH.

FOURTEENTH. The corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

FIFTEENTH. The By-Laws of this corporation may be amended by the affirmative vote of a majority of the whole Board of Directors or by the affirmative vote of the holders of a majority of the issued and outstanding common stock of this corporation. Any provision of the By-Laws adopted or amended by the stockholders may be amended by the Board of Directors except that the stockholders may from time to time specify particular provisions thereof which shall not be amended by the Board of Directors.

SIXTEENTH.

   (a) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, Article ELEVENTH, Article
   TWELFTH and Article FOURTEENTH hereof shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article SIXTEENTH.

  (b) The corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the laws of the State of Delaware or this Certificate of Incorporation, and all rights conferred upon the stockholders of the corporation are granted subject to this reservation.

SEVENTEENTH. The rights of the holders of the Common Stock, the Preferred Stock or other capital stock of the corporation, whenever acquired, shall be subordinate to the rights of all holders of indebtedness in the event of any reorganization or liquidation of the corporation, even if the claim for such indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Title 11 of the United States Code, as in effect from time to time, or other applicable laws.

EIGHTEENTH.  The corporation is to have perpetual existence.

In Witness Whereof, we have hereunto set our hands and seals this
31st day of October, 1938.
                           L. E. Gray    (L.S.)
                           L. H. Herman  (L.S.)
                           Walter Lenz   (L.S.)


In Presence of:
Harold E. Grantland





State of Delaware,
County of New Castle,   }ss




  Be it remembered that on the 31st day of October, 1938, personally came before me, a Notary Public in and for the County and State aforesaid,
  L. E. Gray, L. H. Herman and Walter Lenz, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged said Certificate to be the act and deed of the signers respectively and that the facts herein stated are truly set forth.

   Given under my hand and seal the day and year aforesaid,

   Harold E. Grantland
   Notary Public


   Harold E. Grantland Notary
   Public Appointed Jan. 11, 1937
   State of Delaware
   Term Two Years


CERTIFICATE OF DESIGNATION OF SERIES A
     PARTICIPATING PREFERRED STOCK
             No Par Value

                  of

   Owens-Corning Fiberglas Corporation

Pursuant to Section 151 of the General Corporation
       Law of the State of Delaware

      We, William Colville, Senior Vice President, and

Dennis Jarvela, Assistant Secretary, of Owens-Corning Fiberglas

Corporation, a corporation organized and existing under the

General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY

CERTIFY:

      That pursuant to the authority conferred upon the

Board of Directors by the Restated Certificate of Incorporation of

the said Corporation, the said Board of Directors on December

18, 1986, adopted the following resolution creating a series of four hundred fifty thousand (450,000) shares of Preferred Stock designated as Series A Participating Preferred Stock, no Par

Value;

      RESOLVED, that pursuant to the authority vested in

the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of

Preferred Stock of the Corporation be, and it hereby is, created,

and that the designation and amount thereof and the voting

powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications,

limitations or restrictions thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as Series A Participating Preferred Stock, no par value (the "Series A Preferred Stock") and the number of shares constituting such series shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2.  Dividends and Distributions.
    (A)  Subject to the rights of the holders of
    any shares of any series of Preferred Stock
    (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.10 par value of the Corporation (the "Common Stock") and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment
    Date"), commencing on the first Quarterly
    Dividend Payment Date after the first
    issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly
    Dividend Payment Date, since the first
    issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
    (by reclassification or otherwise than by payment of a dividend in shares of Common
    Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
    (b) of the preceding sentence shall be
    adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
    Stock that were outstanding immediately
    prior to such event.

       (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock);
    provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent
    Quarterly Dividend Payment Date.

       (C)  Dividends shall begin to accrue
    and be cumulative on outstanding
    shares of Series A Preferred Stock from the Quarterly Dividend Payment
    Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly
    Dividend Payment Date, in which case
    dividends on such shares shall begin to
    accrue from the date of issue of such shares, or unless the date of issue is a Quarterly
    Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
    Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred
    Stock entitled to receive payment of a
    dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

       Section 3.  Voting Rights.  The holders of
    shares of Series A Preferred Stock shall have the following voting rights:

       (A)  Subject to the provisions
    for adjustment as hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A
    Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common
    Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A
    Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (B)  Except as otherwise provided herein,
   in the Restated Certificate of Incorporation,
   in any other certificate of designation
   creating a   series of preferred stock or any
   similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common
   Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

      (C)  If at the time of any annual
   meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A
   Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two.
   In addition to voting together with the
   holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred
   Stock, voting separately
   as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders
   (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast, for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A
   Preferred Stock shall be divested
   of the foregoing special voting rights,
   subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.
   The voting rights granted by this Section
   3(c) shall be in addition to any other voting rights granted to the holders of the Series B
   Preferred Stock in this Section 3.

      (D)  Except as provided herein, in Section
   10 or by applicable law, holders of Series A
   Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common
   Stock as set forth herein) for authorizing or taking any corporate action.

      Section 4.  Certain Restrictions.

     (A)  Whenever quarterly dividends or other
   dividends or distributions payable on the Series A Preferred Stock as provided in
   Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i)  declare or pay dividends on, make any
   other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or windingup) to the Series A Preferred Stock;

    (ii)  declare or pay dividends,
   or make any other distributions, on any
   shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A
   Preferred Stock except dividends paid ratably on the Series A Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii)  redeem or purchase or otherwise
   acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred
   Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;
   or

    (iv)  purchase or otherwise
   acquire for consideration any shares of
   Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or windingup) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B)  The Corporation shall not
   permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.  Reacquired Shares.
   Any shares of Series A Preferred Stock
   purchased or otherwise acquired by the
   Corporation in any manner whatsoever, shall
   be retired and cancelled promptly after the
   acquisition thereof.  All such shares shall
   upon their cancellation become authorized but
   unissued shares of preferred stock, without
   designation as to series, and may be reissued
   as part of a new series of preferred stock to
   be created by resolution or resolutions of
   the Board of Directors, subject to the
   conditions and restrictions on issuance set
   forth herein, in the Restated Certificate of
   Incorporation, in any other certificate of
   designation creating a   series of preferred
   stock or any similar stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding-Up.
   Upon any voluntary or involuntary
   liquidation, dissolution or windingup of the Corporation, no distribution shall be made
   (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock unless prior thereto, the holders of shares of Series A
   Preferred Stock shall have received the
   higher of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
   (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except distributions made ratably on the Series A
   Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.
   In the event the Corporation shall at any time declare or pay any dividend on Common
   Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred
   Stock were entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7.  Consolidation,
   Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8.  No Redemption.  The shares of Series A
   Preferred Stock shall not be redeemable.

         Section 9.  Rank.  Unless otherwise
   provided in the Restated Certificate of
   Incorporation of the Corporation or a
   Certificate of Designation relating to a
   subsequent series of preferred stock of the
   Corporation, the Series A     Preferred Stock
   shall rank junior to all other series
   of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of this Corporation.

         Section 10.  Amendment.  The
   Restated Certificate of Incorporation of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least twothirds of the outstanding shares of Series A
   Preferred Stock, voting together as a single series.

         Section 11.  Fractional Shares. Series A
   Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall be entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred
   Stock.

      IN WITNESS WHEREOF, this Certificate of
   Designation is executed on behalf of the Corporation by its Senior Vice President and attested by its Assistant Secretary this 19th day of December, 1986.



                     /s/ William Colville
                     Senior Vice President



ATTEST:



    /s/ D. L. Jarvela
 Assistant Secretary

CERTIFICATE OF INCREASE OF DESIGNATION
              OF SERIES A
              PARTICIPATING PREFERRED
              STOCK
                No Par Value

                     of

     Owens-Corning Fiberglas Corporation

Pursuant to Section 151 of the General
                  Corporation Law of the
                  State of Delaware

We,  William  W. Colville, Senior  Vice
President,   and  Dennis  L. Jarvela,
Assistant  Secretary, of  Owens-Corning
Fiberglas Corporation (the "Corporation"),
a corporation organized and existing under
the General Corporation   Law  of  the   State   of
Delaware,   in  accordance   with   the
provisions  of Section 103 thereof,  DO
HEREBY CERTIFY that:

     Pursuant   to  the  authority conferred upon
     the Board  of  Directors  by the  provisions of
     Section   1   of the resolutions set forth in  the
     Corporation's Certificate of Designation of a Series A
     Participating Preferred Stock, which certificate was filed in the Office of the Secretary of State of  the State of Delaware on December
     24,  1986,  an  increase   of 300,000
     shares in the  number of  shares of
     Preferred Stock designated as and
     constituting the Corporation's Series A
     Participating Preferred Stock, no par value, has been authorized and directed by a resolution adopted by the Board of Directors, resulting in a total of 750,000 shares of such Preferred Stock so designated.




IN WITNESS WHEREOF, this Certificate is
executed  on behalf of the Corporation by
its  Senior  Vice President   and
attested by its Assistant Secretary the 8th day of June, 1994.



                        /s/ William Colville
                        Senior Vice President

Attest:


                        /s/ D. L. Jarvela
                        Assistant Secretary